[Exhibit 10.4(d)]

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease is dated this 23rd day of May, 2011 and is by and between WORCESTER CAMPUS SERVICES, a Massachusetts corporation (“Successor Landlord”) and ADVANCED MICROSENSORS, CORP,  a New York corporation (“Tenant”).

WHEREAS, Maxtor Realty Corporation (“Initial Landlord”) entered into a lease dated as of July 1, 2006 with Tenant, for a portion of Initial Landlord’s property located at 333 South Street, Shrewsbury, Massachusetts and known as Building 2 (the “Building”), as amended by that certain First Amendment to Lease by and between Successor Landlord and Tenant dated May 18, 2007 (the “Lease”);

WHEREAS, Initial Landlord conveyed the Building to Successor Landlord by a deed recorded with the Worcester District Registry of Deeds in Book 40996, Page 352; and

WHEREAS, Successor Landlord and Tenant desire to amend certain terms of the Lease.

NOW THEREFORE, Successor Landlord and Tenant agree as follows

1.           The amount of the Security Deposit to be provided in the form of letter of credit as provided in the Second Amendment of the lease in Section 27 has been reduced from the initial required amount of $250,000 to $200,000.

2.           Capitalized terms not defined in this Fourth Amendment shall have the same meaning ascribed in the Lease.

3.           Except as amended by this Fourth Amendment to Lease, the Lease remains in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment is executed as of the date first written above.

TENANT		SUCCESSOR LANDLORD

WORCESTER CITY CAMPUS
ADVANCED MICROSENSORS, CORP.		CORPORATION

By:	/s/	By:	/s/
	Name: Tim Stucchi		Name: Robert Jenal
	Title: President		Title: President